Exhibit 32.1
Certifications Under Section 906
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of AMICAS, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Annual Report for the year ended December 31, 2006 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen N. Kahane, M.D., M.S.	March 16, 2007

Stephen N. Kahane, M.D., M.S.	Date
Chief Executive Officer

/s/ Joseph D. Hill	March 16, 2007

Joseph D. Hill	Date
Chief Financial Officer
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.